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                                                                    Exhibit 99.7

                                  June 16, 2000



Joseph Savarino
President
Zengine, Inc.
6100 Stewart Avenue
Fremont, California 94538

     Re: Consent

Dear Joe:

     MCSi, Inc. consents to the use of its name and the description of the transaction with Zengine, Inc. as set forth in the Section entitled "Business-Case Studies" of Amendment No. 2 to the Form S-1 Registration Statement of Zengine, Inc. (SEC File No. 333-36312). This consent represents a limited license from MCSi, Inc. to use the Company's name and logo in any capital raising document that describes the relationship between our companies.

     Please feel free to contact me if you have any questions.

                                         Sincerely,

                                         MCSi, INC.


                                         By:    /s/  Ira Stanley
                                            -----------------------------------
                                         Name:       Ira Stanley
                                              ---------------------------------
                                         Title: Vice President, Chief Financial
                                                  Officer
                                               --------------------------------